EXHIBIT 10.7

2010 COOPER-STANDARD HOLDINGS INC. MANAGEMENT INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), is made effective as of the day of , 2010 (the “Date of Grant”), between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the 2010 Cooper-Standard Holdings Inc. Management Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

(a) “Deemed Warrant Factor” shall mean, as of the date of termination of the Participant’s Employment, (i) the number of Shares that would have been issued by the Company if the Warrants outstanding and unexercised as of such date were deemed exercised on a net exercise basis, based on the market value of such Shares as of such date, divided by (ii) the Total Warrant Amount.

(b) “Options” shall mean the Time Option and the Option in Respect of Warrants to purchase Shares granted under this Agreement.

(c) “Option in Respect of Warrants” shall mean an Option with respect to which the exercisability is governed by Section 3(b).

(d) “Time Option” shall mean an Option with respect to which the exercisability is governed by Section 3(a).

(e) “Total Warrant Amount” shall mean 2,419,753, as may be adjusted from time to time as provided in the Warrant Agreement dated as of May 27, 2010 between the Company and Computershare Inc. and Computershare Trust Company, N.A.

(f) “Warrant Factor” shall mean, at the time of each exercise of Warrants, (i) the number of Shares actually issued by the Company upon such exercise divided by (ii) the Total Warrant Amount.

2. Grant of the Options. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth and subject to adjustment as set forth in the Plan, (i) a Time Option to purchase any part or all of an aggregate number of Shares set forth on the signature page hereof, and (ii) an Option in Respect of Warrants to purchase any part or all of an aggregate number of Shares set forth on the signature page hereof. The purchase price of the Shares subject to the Options shall be $        .00 per Share (the “Option Price”). The Options are intended to be non-qualified stock options, and are not intended to be treated as options that comply with Section 422 of the Code.

3. Vesting.

(a) Time Option.1

(i) Subject to Section 4(a) and to the Participant’s continued Employment with the Company or its Affiliate, the Time Option shall vest with respect to twenty-five percent (25%) of the Shares initially covered by the Time Option as of each of the first four anniversaries of the Date of Grant.

(ii) Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, 50% of the then unvested portion of the Time Option shall, to the extent outstanding, immediately become fully vested and exercisable, and the remaining 50% of such portion shall vest in accordance with Section 3(a)(i); provided, however, that upon termination of the Participant’s Employment by the Company and its Affiliates without Cause or by the Participant for Good Reason, in each case within two years after a Change of Control, the remaining unvested portion of the Time Option shall, to the extent outstanding, immediately become fully vested and exercisable.

(b) Option in Respect of Warrants. Subject to the Participant’s continued Employment with the Company or its Affiliate, the Option in Respect of Warrants shall vest and become exercisable on the later of the date on which (i) the Time Option vests and becomes exercisable in accordance with its terms or (ii) any or all of the Warrants are exercised, in each case in an amount determined based on the number of Shares issued upon the exercise of such Warrants, which shall be determined for each exercise of a Warrant by multiplying the Option in Respect of Warrants by the Warrant Factor; provided that upon termination of the Participant’s Employment prior to full exercise or expiration of the Warrants, the Option in Respect of Warrants shall vest and become exercisable to the extent that the Time Option vested and became exercisable as of the date of such termination in accordance with its terms and in an amount determined by multiplying the Option in Respect of Warrants by the Deemed Warrant Factor.

(c) Termination of Employment. Subject to the provisos in Sections 3(a)(ii) and (b), if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Options shall, to the extent not then vested, be canceled by the Company without consideration, and the vested portion of the Options shall remain exercisable for the period set forth in Section 4(a); provided

[1]	The CEO will have ratable vesting over three years rather than four.

that upon termination of the Participant’s Employment by the Company and its Affiliates without Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability, the Participant shall be deemed vested as of the date of such termination in any Shares subject to the Options that would have otherwise vested in the calendar year in which such termination occurs.

4. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(i) the tenth anniversary of the Date of Grant;

(ii) the first anniversary of the date of the Participant’s termination of Employment due to death, Disability, retirement at normal retirement age under the Company’s or its Affiliate’s qualified retirement plan, by the Company and its Affiliates without Cause, by the Participant for Good Reason, or in connection with a Change of Control; and

(iii) 90 days following the date of the Participant’s termination of Employment by the Company and its Affiliates for Cause or by the Participant without Good Reason.

(b) Method of Exercise.

(i) Subject to Section 4(a), the vested portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that such portion may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which such portion is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period, if any, as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time and if the Committee has authorized or established any required plan or program, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of an Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Options may not be exercised prior to the completion of any registration or qualification of the Options or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue a certificate or certificates in the Participant’s name for such Shares; provided that the Committee may determine instead that such Shares shall be evidenced by book-entry registration. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing any such certificates to the Participant, any loss of any such certificates, or any mistakes or errors in the issuance of any such certificates or in any such certificates themselves; provided that the Company shall correct any such errors caused by it.

(iv) Subject to Section 7, in the event of the Participant’s death, the vested portion of the Options shall remain exercisable by the Participant’s executor or administrator, or the Person or Persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5. No Right to Continued Employment. The granting of the Options evidenced hereby and this Agreement shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Options, if applicable, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including reference to the fact that all Shares acquired hereunder shall be subject to the terms of a stockholders agreement, if any.

7. Transferability. The Options may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of an Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Options are exercisable only by the Participant.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the Options, their exercise or any payment or transfer under or with respect to the Options and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

12. Options Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Commitment Agreement and the Plan of Reorganization. The Options are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

By:

Agreed and acknowledged as of the date first above written:

Participant:

Time Option:            Shares

Option in Respect of Warrants:            Shares